Exhibit 1.1

Vanguard Natural Resources, LLC

5,250,000 Common Units
Representing Limited Liability Company Interests

Underwriting Agreement

New York, New York
October 23, 2007

Citigroup Global Markets Inc.
As Representative of the several Underwriters
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Vanguard Natural Resources, LLC, a Delaware limited liability company organized under the laws of Delaware (the “Company”), proposes to sell to the underwriters set forth in Schedule I attached hereto (collectively, the “Underwriters”), for whom you (the “Representative”) is acting as representative, 5,250,000 common units, each representing a limited liability company interest (“Common Units”) of the Company as set forth in Schedule I hereto (said Common Units to be issued and sold by the Company in its initial public offering being hereinafter called the “Underwritten Units”). The Company also proposes to grant to the Underwriters an option to purchase up to 750,000 additional Common Units to cover over-allotments (the “Option Units”; the Option Units, together with the Underwritten Units, being hereinafter called the “Units”). Certain terms used herein are defined in Section 19.

As of the date hereof:

(a)                                  Pursuant to the Purchase Agreement, dated April 18, 2007, between the Company, Majeed S. Nami (“Nami”) and the private investors named therein (the “Purchase Agreement”), (i) Nami Capital Partners, LLC, the Majeed S. Nami Personal Endowment and the Majeed S. Nami Irrevocable Trust beneficially collectively own 3,250,000 Common Units, or 54.5% of the limited liability company interests of the Company, (ii) Lehman Brothers MLP Opportunity Fund L.P., Third Point Partners LP, Third Point Partners Qualified LP, and BLRTQS Partners (collectively, the “Private Investors”), collectively beneficially own 2,290,000 Common Units, or 38.4% of the limited liability company interests of the Company, and (iii) Scott W. Smith (“Smith”), Richard A. Robert (“Robert”), Britt Pence (“Pence”) and Patty Avila-Eady (“Avila-Eady”) collectively own 420,000 Class B units representing limited liability company interests of Company (the “Class B Units”), or 7.0% of the limited liability company interests of Company.

(b)                                 The Company beneficially owns all of the issued and outstanding limited liability company interests of Vanguard Natural Gas, LLC, a Kentucky limited liability company formerly known as Nami Holding Company, LLC (“VNG”).

(c)                                  VNG beneficially owns all of the issued and outstanding limited liability company interests of each of Ariana Energy LLC, a Tennessee limited liability company (“AE”), Trust Energy Company, LLC, a Kentucky limited liability company (“TEC”), and VNR Holdings LLC, a Delaware limited liability company (“VNR Holdings”, and together with AE and TEC, the “Operating Subsidiaries”).

(d)                                 VNG has entered into a Credit Agreement, dated January 3, 2007, which was subsequently amended on March 2, 2007, April 13, 2007, May 4, 2007 and August 30, 2007, by and among VNG and Citibank, N.A. (including all amendments thereto, the “Credit Agreement”), which provides for a reserve-based credit facility with an initial borrowing base of $115.5 million (the “Reserve-Based Credit Facility”).

(e)                                  The Vanguard Parties and the Vinland Entities entered into those assignments and bills of sale and contribution agreements that are identified on Schedule IV hereto, in each case, effective as of January 5, 2007 (collectively, the “Assignment Agreements”).

(f)                                    VNG has entered into a Management Services Agreement (the “Management Services Agreement”) with Vinland Energy Operations, LLC, a Delaware limited liability company (“VEO”), TEC and AE.

(g)                                 VNG has entered into a Participation Agreement (the “Participation Agreement”) with Vinland Energy Eastern, LLC, a Delaware limited liability company (“VEE”), TEC and AE.

(h)                                 VNG has entered into a Gathering and Compression Agreement (the “AE Gathering Agreement”) with Vinland Energy Gathering, LLC, a Delaware limited liability company (“VEG”), VEE and AE.

(i)                                     VNG has entered into a Gathering and Compression Agreement (the “TEC Gathering Agreement”) with VEG, VEE and TEC.

(j)                                     VNG has entered into a Well Services Agreement (the “AE Well Services Agreement”) with VEO and AE.

(k)                                  VNG has entered into a Well Services Agreement (the “TEC Well Services Agreement”) with VEO and TEC.

(l)                                     AE has entered into an Operating Agreement, as amended and restated (the “AE Operating Agreement”) with VEO and VEE.

(m)                               TEC has entered into an Operating Agreement (the “TEC Operating Agreement”) with VEO and VEE.

(n)                                 VEE and Nami Resources Company, L.L.C., a Kentucky limited liability company (“NRC”), have entered into an Indemnity Agreement and an amendment thereto (together, the “Indemnity Agreement”) with TEC.

(o)                                 NRC and TEC have entered into a Revenue Payment Agreement (the “Revenue Payment Agreement”).

(p)                                 NRC and TEC have entered into a Gas Supply Agreement (the “Gas Supply Agreement”).

(q)                                 The Company has entered into the Registration Rights Agreement (the “Registration Rights Agreement”) with the Private Investors.

Immediately prior to or on the Closing Date, the following transactions will occur:

(a)                                  The public, through the Underwriters, will contribute $99,750,000 million (the “Offering Proceeds”) to the Company in exchange for 5,250,000 Common Units representing a 46.8% limited liability company interest in the Company.

(b)                                 The Company will use the Offering Proceeds as provided in the “Use of Proceeds” section of the Registration Statement.

(c)                                  The Amended and Restated Limited Liability Company Agreement of the Company will be amended and restated to become the Second Amended and Restated Limited Liability Company Agreement of the Company (the “Company LLC Agreement”).

(d)                                 The Company and Nami will enter into the Omnibus Agreement (the “Omnibus Agreement”).

(e)                                  If the Underwriters exercise their option to purchase any Option Units within 30 days after the date of this Agreement as provided for in Section 2, the Company will sell the Option Units to the Underwriters at the price set forth in Section 2.

The Company, VNG, TEC, VNR Holdings and AE are sometimes referred to herein collectively as the “Vanguard Parties”. As used herein, “Operative Agreements” means collectively, the Company LLC Agreement, the VNG LLC Agreement, each of the Operating Subsidiary LLC Agreement, the Assignment Agreements, the Management Services Agreement, the Credit Agreement, the Purchase Agreement, the Registration Rights Agreement, the Participation Agreement, the AE Gathering Agreement, the TEC Gathering Agreement, the AE Well Services Agreement, the TEC Well Services Agreement, the AE Operating Agreement, the TEC Operating Agreement, the Indemnity Agreement, the Revenue Payment Agreement and the Gas Supply Agreement, as they may be amended or restated at or prior to the Closing Date. As used herein, “Vinland Entities” means collectively VEO, VEE, VEG and NRC.

1.                                       Representations and Warranties. The Vanguard Parties represent and warrant to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)                                  The Company has prepared and filed with the Commission a registration statement on Form S-1 (File No. 333-142363), including a related preliminary prospectus, for registration under the Act of the public offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)                                 On the Effective Date, the Registration Statement and the Preliminary Prospectus included therein as of the Effective Date did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Vanguard Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus included in the Registration Statement as of the Effective Date or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement, the Preliminary Prospectus included in the Registration Statement as of the Effective Date or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof. Each of the statements made by the Company in such documents within the coverage of Rule 175(b), including (but not limited to) any projections, results of operations or statements with respect to future available cash or future cash distributions of the Company or the anticipated ratio of taxable income to distributions and any statements made in support thereof or related thereto under the headings “How We Make Cash Distributions” and “Cash Distribution Policy and Restrictions on Distributions,” was made or will be made with a reasonable basis and in good faith.

(c)                                  (i) The Disclosure Package and the price to the public, the number of Underwritten Units and the number of Option Units to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic roadshow when taken together as a whole with the Disclosure Package, and the price to the public, the number of Underwritten Units and the number of Option Units to be included on the cover page of the Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)                                 (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)                                  Each Issuer Free Writing Prospectus complies or will comply in all material respects with the applicable requirements of the Act and the rules thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act and the rules thereunder. The Company has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative; provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses identified on Schedule III hereto. The Company has retained in accordance with the Act and the rules thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act and the rules thereunder.

(f)                                    No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)                                 Each of the Vanguard Parties and Vinland Entities has been duly formed and is validly existing and in good standing as a limited liability company, limited partnership or corporation, as the case may be, under the laws of the state of their formation with full limited liability company, limited partnership or corporate, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Operative Agreements, as the case may be, and is duly registered or qualified to do business as a foreign limited liability company, limited partnership or corporation and is in good standing under the laws of each jurisdiction that requires such registration or qualification, all of such jurisdictions being listed on Schedule II hereto, except where failure to so register or qualify could not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, operations or prospects of the Vanguard Parties, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”) or (ii) subject the members of the Company to any material liability or disability.

(h)                                 At the Closing Date, other than the 2,290,000 Common Units purchased by the Private Investors pursuant to the Purchase Agreement and the 3,250,000 Common Units issued to Nami Capital Partners, LLC, the Majeed S. Nami Personal Endowment and the Majeed S. Nami Irrevocable Trust and the 420,000 Class B Units, the Company will have no limited liability company interests issued and outstanding. All of such Common Units and Class B Units are duly authorized and validly issued in accordance with the Company LLC Agreement and are fully paid (to the extent required in the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)). Nami Capital Partners, LLC, the Majeed S. Nami Personal Endowment, the Majeed S. Nami Irrevocable Trust and Private Investors own such Common Units and the holders of the Class B Units own such Class B Units, in each case, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (except restrictions on transferability as contained in the Company LLC Agreement); and such Common Units and Class B Units conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(i)                                     The Units to be issued and sold by the Company to the Underwriters pursuant to this Agreement will be duly authorized in accordance with the Company LLC Agreement and, when issued and delivered to and paid for by the Underwriters in accordance with this Agreement and the Company LLC Agreement, will be validly issued in accordance with the Company LLC Agreement, fully paid (to the extent required in the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); the Units, when issued and delivered against payment therefor in accordance with this Agreement and the Company LLC Agreement, will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(j)                                     The Company owns directly 100% of the limited liability company interests in VNG; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of VNG (the “VNG LLC Agreement”) and are fully paid (to the extent required in the VNG LLC Agreement) and nonassessable (except as such nonassessability may be affected by KRS 275.230); and the Company directly owns such limited liability company interests free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, other than those permitted or arising under the Credit Agreement and restrictions on transferability contained in any of the VNG LLC Agreement.

(k)                                  VNG owns directly 100% of the limited liability company interests in the Operating Subsidiaries; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of each Operating Subsidiary (each, a “Operating Subsidiary LLC Agreement”) and are fully paid (to the extent required in each Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act, KRS 275.230 and TCA 48-237-101, as applicable); and VNG directly owns such limited liability company interests free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, other than those permitted or arising under the Credit Agreement and restrictions on transferability contained in their respective Operating Subsidiary LLC Agreements.

(l)                                     Other than the Company’s ownership of 100% of the limited liability company interests in VNG and VNG’s ownership of 100% of the limited liability company interests in the Operating Subsidiaries, none of the Vanguard Parties owns or will own directly or indirectly any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(m)                               Nami directly or indirectly owns 90% of the outstanding capital stock or limited liability company interests, as the case may be, of each of the Vinland Entities; all such stock or limited liability company interests have been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws or certificate of formation and the limited liability company agreement of each of the Vinland Entities, as the case may be (as to each of the Vinland Entities, the “Vinland Entities Operative Document”) and are fully paid (to the extent required in the applicable Vinland Entities Operative Document) and nonassessable; and Nami directly or indirectly owns all such stock or limited liability company interests, as the case may be, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(n)                                 The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus.

(o)                                 (i)  Except as described in the Disclosure Package and the Prospectus, there will be no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of the Company, VNG or the Operating Subsidiaries at the Closing Date; (ii) except as described in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for limited liability company interests of or ownership interests in the Vanguard Parties are outstanding; and (iii) except as provided in the Registration Rights Agreement, neither the filing of the Registration Statement nor the public offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Vanguard Parties.

(p)                                 The sale and issuance of (i) the 2,290,000 Common Units issued to the Private Investors pursuant to the Purchase Agreement and the 3,250,000 Common Units issued to Nami Capital Partners, LLC, the Majeed S. Nami Personal Endowment and the Majeed S. Nami Irrevocable Trust in connection with the Purchase Agreement and (ii) the 420,000 Class B Units are, in each case, exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and the Company has not taken or will not take any action that would cause the loss of such exemption.

(q)                                 Each of the Vanguard Parties has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Company has all requisite limited liability company power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Company LLC Agreement. On the Closing Date and each settlement date, all limited liability company action required to be taken by the Vanguard Parties and Vinland Entities or any of their members for (i) the authorization, issuance, sale and delivery of the Units, (ii) the execution and delivery by the Vanguard Parties, Nami and Vinland Parties of the Operative Agreements, as applicable, and (iii) the consummation of the transactions contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

(r)                                    This Agreement and the Operative Agreements other than the Omnibus Agreement and Company LLC Agreement have been duly authorized and validly executed and delivered by each party thereto, including each of the Vanguard Parties, Vinland Parties and Nami that is a party thereto and the Operative Agreements other than the Omnibus Agreement and Company LLC Agreement are valid and legally binding agreements of each of them, enforceable against each of them in accordance with its terms; provided that, with respect to each agreement described in this Section 1(r) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(s)                                  On or before the Closing Date:

(1)                                  the Company LLC Agreement will have been duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(2)                                  the Omnibus Agreement will have been duly authorized, executed and delivered by each of the Company and Nami and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

provided that, with respect to each agreement described in this Section 1(s) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(t)                                    The Units have been approved for listing on the New York Stock Exchange Arca (the “NYSE Arca”), subject to official notice of issuance.

(u)                                 Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, (i) there has been no material loss or interference with the business or properties of the Vanguard Parties from fire, explosion, flood or other accident or calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree; (ii) there has been no adverse change, or any development, individually or in the aggregate, that could reasonably be expected to result in a material adverse change, in the general affairs, condition (financial or otherwise), management, earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Vanguard Parties, taken as a whole; (iii) none of the Vanguard Parties has incurred any material liability or obligation, direct, indirect or contingent, or entered into any material transaction or agreement; and (iv) there has been no material change in the consolidated capitalization of the Vanguard Parties, taken as a whole.

(v)                                 There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required by the Act (and the Preliminary Prospectus included in the Registration Statement at the Effective Date contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus included in the Registration Statement at the Effective Date and the Prospectus under the headings “Prospectus Summary—The Offering,” “How We Make Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Reserve-Based Credit Facility,” “Business—Operations,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Units,” “The Limited Liability Company Agreement,” “Investment in Our Company by Employee Benefit Plans,” “Material Tax Consequences” and “Underwriting” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings, except that no representation or warranty is given herein as to the information described in Section 8(b) hereof specifically identified as information furnished by any Underwriter.

(w)                               None of the Vanguard Parties is or, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(x)                                   Except such as have been obtained or made by the Company under the Act, the Exchange Act and applicable state securities laws, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required by any Vanguard Party, Vinland Party or Nami for the execution, delivery and performance by any such Vanguard Party of this Agreement and the Operative Agreements by the Vanguard Parties, Vinland Parties or Nami that are a party thereto and the consummation of the transactions contemplated herein and in the Disclosure Package and the Prospectus,.

(y)                                 None of the offering, issuance or sale of the Units, the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, the execution, delivery or performance of this Agreement or the Operative Agreements by the Vanguard Parties, Vinland Parties or Nami that are a party thereto or the consummation of any of the transactions contemplated herein or therein, conflict or will conflict with, or result or will result in, a breach or violation of or a default under (or an event that, with notice or lapse of time or both would constitute such an event), or imposition of any lien, charge or encumbrance upon any property or assets of any of the Vanguard Parties, Vinland Parties or Nami pursuant to, (i) the certificate of formation, limited liability company agreement or other organizational documents of any such person, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any such person is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any such person of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any such person or any of such person’s properties, in the case of clauses (ii) or (iii), would, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, the other transactions contemplated by the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus and the Operative Documents.

(z)                                   The historical financial statements (including the related notes and supporting schedules) included in the Disclosure Package, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The financial data set forth under the captions “Prospectus Summary—Summary Historical and Pro Forma Consolidated Financial And Operating Data,” “Prospectus Summary—Non-GAAP Financial Measure—Adjusted EBITDA,” “Capitalization” and “Selected

Historical and Pro Forma Consolidated Financial Data” in the Disclosure Package, the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Disclosure Package, the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Disclosure Package, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting in all material respects the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect in all material respects to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Disclosure Package, the Prospectus and the Registration Statement. The pro forma financial statements included in the Disclosure Package, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. No other financial statements or supporting schedules are required to be included in the Registration Statement. As of December 31, 2006, the Company would have had on the as adjusted pro forma basis indicated in the Disclosure Package and the Prospectus, a consolidated capitalization in all material respects as set forth therein.

(aa)                            Except as set forth in or contemplated in the Disclosure Package and the Prospectus, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Vanguard Parties or its or their property is pending or, to the best knowledge of the Vanguard Parties, threatened or contemplated that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or any of the Operative Agreements or the consummation of any of the transactions contemplated herein or therein; (ii) could reasonably be expected to have a Material Adverse Effect; or (iii) that are required to be described in the Preliminary Prospectus or the Prospectus but are not described as required.

(bb)                          Each of the Vanguard Parties owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(cc)                            Netherland, Sewell & Associates, Inc. are independent petroleum engineers with respect to the Vanguard Parties.

(dd)                          Except as described in the Disclosure Package and the Prospectus, the oil and natural gas reserve estimates of the Vanguard Parties contained in the Registration Statement, the Disclosure Package and the Prospectus have been prepared by Netherland, Sewell & Associates, Inc. in accordance with the Commission guidelines applied on a consistent basis throughout the periods involved and none of the Vanguard Parties has any reason to believe that such reserve estimates do not fairly reflect the oil and natural gas reserves of the Vanguard Parties as the dates indicated in the Registration Statement, the Disclosure Package and the Prospectus.

(ee)                            The Vanguard Parties have legal, valid and defensible title to the interests in the oil and natural gas properties underlying the estimates of Netherland, Sewell & Associates, Inc. of the Vanguard Parties’ net proved reserves contained in the Registration Statement, the Disclosure Package and the Prospectus and to all other real and personal property reflected in the Registration Statement, the Disclosure Package and the Prospectus as assets owned by them, in each case free and clear of all liens, encumbrances and defects except (i) as such are described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) are permitted under the Credit Agreement or (iii) would not result in a Material Adverse Effect; and any other real property and buildings held under lease by the Vanguard Parties are held by them under valid, subsisting and enforceable leases with such exceptions could not reasonably be expected to have a Material Adverse Effect; the working interests derived from oil, natural gas and mineral leases or mineral interests that constitute a portion of the real property held or leased by the Vanguard Parties reflect in all material respects the right of the Vanguard Parties to explore, develop or produce hydrocarbons as described in the Disclosure Package and the Prospectus from such real property, and the care taken by the Vanguard Parties with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Vanguard Parties operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

(ff)                                None of the Vanguard Parties is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of (i) any provision of its certificate of formation, limited liability company agreement or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, (iii) any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over the any of the Vanguard Parties or any of its properties, as applicable, or (iv) the Operative Agreements, which breach, default or violation, in the case of clauses (ii) and (iii) above, would, if continued, have, individually or in the aggregate, a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, the other transactions contemplated by the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus and the Operative Documents. To the knowledge of the Vanguard Parties, no third party to (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Vanguard Parties is a party or by which any of them is bound or to which any of their properties is subject or (ii) the Operative Agreements is in default under any such agreement, which default would, if continued, have a Material Adverse Effect; and no party to any such agreement has asserted that any of the Vanguard Parties as a party thereto is in such default under any such agreement.

(gg)                          Rodefer Moss & Co, PLLC and UHY LLP, who have certified certain financial statements (including the related notes and supporting schedules) filed with the Commission as part of the Registration Statement and included in the Disclosure Package and the Prospectus and delivered their reports related thereto, are independent registered public accounting firms with respect to the Vanguard Parties within the meaning of the Act and the applicable published rules and regulations thereunder and was during the periods covered by the financial statements on which they reported.

(hh)                          There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery by the Vanguard Parties of this Agreement or the issuance or sale by the Company of the Units.

(ii)                                  Each of the Vanguard Parties has filed in a timely manner all federal, state and local tax returns that are required to be filed or has requested extensions thereof, which returns and extensions are correct and complete in all material respects, and has paid in a timely manner all taxes required to be paid by any of them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for (i) any such tax, assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) where the failure to pay would not have a Material Adverse Effect.

(jj)                                  No labor problem or dispute with the employees of any of the Vanguard Parties exists or is threatened or imminent, and the Vanguard Parties are not aware of any existing or threatened or imminent labor disturbance by the employees of any of the Vanguard Parties’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(kk)                            The Vanguard Parties maintain insurance covering their respective properties, operations, personnel and businesses as each of the Vanguard Parties reasonably deems adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Vanguard Parties and their respective businesses; all such insurance is fully in force; none of the Vanguard Parties has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(ll)                                  None of VNG nor any of the Operating Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution of cash on VNG’s or such Operating Subsidiary’s limited liability company interests, from repaying to the Company any loans or advances to VNG or such Operating Subsidiary from the Company, except as described in or contemplated by the Disclosure Package and the Prospectus.

(mm)                      The Vanguard Parties possess all such valid and current licenses, certificates, permits and other authorizations issued by the appropriate, federal, state or local regulatory authorities as are necessary to own or lease their respective properties and to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations that, if not obtained, would not have a Material Adverse Effect; and none of the Vanguard Parties has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(nn)                          The Vanguard Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Vanguard Parties’ internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) are effective and the Vanguard Parties are not aware of any material weakness in the internal controls over financial reporting.

(oo)                          The Vanguard Parties maintain “disclosure controls and procedures” (to the extent required by and as is defined in Rule 13a-15 under the Exchange Act); and such disclosure controls and procedures are effective.

(pp)                          The Vanguard Parties have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(qq)                          Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) and except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Vanguard Parties is in violation of any federal, state or local law, regulation, order, permit or other legally enforceable requirement relating to pollution or protection of human health (to the extent relating to exposure to Materials of Environmental Concern) or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of any of the Vanguard Parties under applicable Environmental Laws as those respective businesses are currently being operated, nor has any of the Vanguard Parties received any written communication, whether from a governmental authority, citizens group or employee, that alleges that any of the Vanguard Parties is in violation of any Environmental Law; (ii) and, there is no claim, action or cause of action filed with a court or governmental authority for which any of the Vanguard Parties has received written notice, no investigation by a governmental authority with respect to which any of the Vanguard Parties has received written notice, and no receipt of written notice by any of the Vanguard Parties from any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by any of the Vanguard Parties, (collectively, “Environmental Claims”), currently pending against any of the Vanguard Parties or any person or entity whose liability for any Environmental Claim any of the Vanguard Parties has retained or assumed either contractually or by operation of law, but only to the extent that such Vanguard Party member has received written notice of such Environmental Claim; (iii) and, except as would not, individually or in the aggregate, have a Material Adverse Effect, to the knowledge of the Vanguard Parties, there are no past or present circumstances, conditions or events, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would reasonably be expected to result in a violation of any Environmental Law, require capital expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of the Operating Subsidiaries or against any person or entity whose liability for any Environmental Claim any of the Vanguard Parties has retained or assumed either contractually or by operation of law and such liability remains in existence; and (iv) none of the Vanguard Parties is subject to any pending or, to the knowledge of the Vanguard Parties, threatened proceeding under Environmental Law (but only to the extent that such Environmental Law regulates discharges into the environment or has been enacted or adopted primarily for the purpose of protecting the environment) to which a governmental authority is a party and which has the potential to result in monetary sanctions of $100,000 or more.

(rr)                                In the ordinary course of business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Vanguard Parties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(ss)                            The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by any of the Vanguard Parties and is subject to Section 302 of ERISA, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Vanguard Parties has fulfilled its obligations, if any, under Section 515 of ERISA; none of the Vanguard Parties maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by any of the Vanguard Parties is in compliance in all material respects with the currently applicable provisions of ERISA; and none of the Vanguard Parties has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(tt)                                Any statistical and market-related data included in the Disclosure Package and the Prospectus are based on or derived from sources the Vanguard Parties believe to be reliable and accurate, and the Vanguard Parties have obtained the written consent to the use of such data from such sources to the extent required.

(uu)                          There are no relationships or related party transactions involving the Vanguard Parties or any other person required to be described in the Preliminary Prospectus or the Prospectus that have not been described as required.

(vv)                          There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by any of the Vanguard Parties to or for the benefit of any of the officers or managers of any of the Vanguard Parties or any affiliate thereof, except as disclosed in the Disclosure Package and the Prospectus.

(ww)                      The Company has taken all necessary actions to ensure that, upon, and at all times after, the filing of the Registration Statement, the Vanguard Parties and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the NYSE Arca that are effective and applicable to the Vanguard Parties.

(xx)                              None of the Vanguard Parties nor any manager, officer or employee or, to the knowledge of the Vanguard Parties, any agent or other person associated with or acting on behalf of the any of the Vanguard Parties is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Vanguard Parties and, to the knowledge of the Vanguard Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(yy)                          The operations of the Vanguard Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Vanguard Parties with respect to the Money Laundering Laws is pending or threatened.

(zz)                              None of the Vanguard Parties nor, to the knowledge of the Vanguard Parties, any manager, officer, agent, employee or affiliate of any of the Vanguard Parties is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Vanguard Parties will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person known by such Vanguard Party to be currently subject to any U.S. sanctions administered by OFAC.

(aaa)                      VNG, AE and TEC are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(bbb)                   Except as disclosed in the Disclosure Package and the Prospectus, none of the Vanguard Parties has any material lending or other relationship with any bank or lender, in either case known by the Vanguard Parties to be an affiliate of any Underwriter. The Company intends to use the proceeds from the sale of the Units hereunder as described under the caption “Use of Proceeds” in the Preliminary Prospectus included in the Registration Statement at the Effective Date and the Prospectus.

(ccc)                      None of the Vanguard Parties has distributed any offering material in connection with the offering and sale of the Units other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative in accordance with Section 5 or included in Schedule III hereto, the Registration Statement and, in connection with the Directed Unit Program described in Section 4, the enrollment materials prepared by Lehman Brothers Inc.

(ddd)                   Except as described in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between any of the Vanguard Parties and any person that would give rise to a valid claim against any of the Vanguard Parties or any Underwriter for a brokerage commission, finder’s fee or other like payments in connection with any transactions contemplated by this Agreement.

None of the Directed Units distributed in connection with the Directed Unit Program (each as defined in Section 4 hereof) will be offered or sold outside the United States. The Company has not offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of any Vanguard Party to alter the customer’s or supplier’s level or type of business with any Vanguard Party or (ii) a trade journalist or publication to write or publish favorable information about any such entity or its businesses.

Any certificate signed by any officer of any of the Vanguard Parties and delivered to the Representative or counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by each of the Vanguard Parties, as to matters covered thereby, to each Underwriter.

2.                                       Purchase and Sale. (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $17.74125 per Common Unit, the amount of the Underwritten Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 750,000 Option Units at the same purchase price per unit as the Underwriters shall pay for the Underwritten Units pursuant to Section 2(a) above. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Units by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Units, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional units.

3.                                       Delivery and Payment. Delivery of and payment for the Underwritten Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on October 29, 2007, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Units and the Option Units shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver through the facilities of DTC the Option Units (at the expense of the Company) to the Representative, at 388 Greenwich Street, New York, New York, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Units occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.                                       Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public at the price as set forth in the Prospectus.

As part of the offering contemplated by this Agreement, Lehman Brothers Inc. has agreed to reserve out of the Underwritten Units set forth opposite its name on Schedule I to this Agreement up to 262,500 Underwritten Units for sale to employees, officers, and directors of the Company and other parties associated with the Company (collectively, the “Directed Unit Participants”), as described in the Prospectus under the heading “Underwriting” (the “Directed Unit Program”). The Underwritten Units to be sold by Lehman Brothers Inc. pursuant to the Directed Unit Program (the “Directed Units”) will be sold by Lehman Brothers Inc. pursuant to this Agreement at the public offering price. Any Directed Units not orally confirmed for purchase by any Directed Unit Participants by 8:00 a.m., New York City time, on the business day following the date on which this Agreement is executed will be offered to the public by Lehman Brothers Inc. upon the terms and conditions set forth in the Prospectus. Under no circumstances will Lehman Brothers Inc. or any other Underwriter be liable to the Vanguard Parties or to any Directed Unit Participant for any action taken or omitted in good faith in connection with the Directed Unit Program. It is further understood that any Directed Units not purchased by Directed Unit Participants will be offered by Lehman Brothers Inc. to the public upon the terms and conditions set forth in the Prospectus.

5.                                       Agreements. The Vanguard Parties agree with the several Underwriters that:

(a)                                  Prior to the termination of the offering of the Units, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information,

(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)                                  If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)                                 As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and the Operating Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)                                  The Company will furnish (or otherwise make available) to the Representative and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each

Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.

(f)                                    The Company will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g)                                 The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 180 days (such 180-day period, the “Lock-Up Period”) after the date of this Agreement; provided, however, that the Company (A) may issue and sell common units and Class B Units pursuant to, and file a registration statement on Form S-8 relating to, any employee benefit plan (including the Company’s long-term incentive plan) of the Company in effect at the Execution Time, (B) may issue and sell common units in a private transaction exempt from registration under the Act; provided, however, that any such purchasers must execute and deliver to the Representative a lock-up letter agreement in the form of Exhibit A-1 hereto; and (C) may issue common units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company or any subsidiary thereof occurs or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative waives such extension in writing.

(h)                                 The Company will apply the net proceeds from the offering of the Units as set forth in the Disclosure Package and the Prospectus.

(i)                                     None of the Vanguard Parties will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(j)                                     The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE Arca; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Units; (ix) the reasonable fees and expenses of the Company’s accountants and the reasonable fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other reasonable costs and expenses incident to the performance by the Company of its obligations hereunder.

(k)                                  The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

6.                                       Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Vanguard Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Vanguard Parties made in any certificates pursuant to the provisions hereof, to the performance by the Vanguard Parties and Nami of their obligations hereunder and to the following additional conditions:

(a)                                  The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Company shall have requested and caused Vinson & Elkins LLP, counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Representative, in substantially the form set forth in Exhibit B-1 hereto.

(c)                                  The Company shall have requested and caused Wyatt, Tarrant & Combs LLP, counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Representative, in substantially the form set forth in Exhibit B-2 hereto.

(d)                                 The Representative shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Representative, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e)                                  The Company shall have furnished to the Representative certificates of the officers of the Company, dated the Closing Date and any settlement date pursuant to Section 3 hereof, to the effect that the signers of each such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering of the Units, and this Agreement and that:

(i)                                     the representations and warranties of the Vanguard Parties in this Agreement are true and correct on and as of the Closing Date and any settlement date pursuant to Section 3 hereof, with the same effect as if made on the Closing Date and any settlement date pursuant to Section 3 hereof, and the Vanguard Parties have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date and any settlement date pursuant to Section 3 hereof;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Vanguard Parties, threatened; and

(iii)                               since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, VNG and the Operating Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(f)                                    The Company shall have requested and caused UHY LLP to have furnished to the Representative, at the Execution Time and at the Closing Date and any settlement date pursuant to Section 3 hereof, letters, dated respectively as of the Execution Time and as of the Closing Date and any settlement date pursuant to Section 3 hereof, in form and substance satisfactory to the Representative, confirming that they are independent registered public accounting firms with respect to the Vanguard Parties within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and that they have performed a review of the unaudited interim financial information of the Company for the six-month period ended June 30, 2007 and as at June 30, 2007, in accordance with the standards of the PCAOB as described in Statement on Auditing Standards No. 100 and stating in effect that:

(i)                                     in their opinion the audited financial statements and financial statement schedules included in the Registration Statement, Preliminary Prospectus and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii)                                  on the basis of a reading of the latest unaudited financial statements made available by the Company, VNG and the Operating Subsidiaries; their limited review, in accordance with standards of the PCAOB as described in Statement on Auditing Standards No. 100, of the unaudited interim financial information for the six-month period ended June 30, 2007 and as at June 30, 2007; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the members and managers of the Company, VNG and the Operating Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company, VNG and the Operating Subsidiaries as to transactions and events subsequent to December 31, 2005, nothing came to their attention which caused them to believe that:

(1)                                  any unaudited financial statements included in the Registration Statement, Preliminary Prospectus and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, Preliminary Prospectus and the Prospectus;

(2)                                  with respect to the period subsequent to June 30, 2007, there were any changes, at a specified date (to the extent possible) not more than five days prior to the date of the letter, in the long-term debt or total liabilities of the Company and the Operating Subsidiaries or in the members’ equity of the Company or decreases in working capital of the Company, VNG and the Operating Subsidiaries as compared with the amounts shown on the June 30, 2007 consolidated balance sheet included in the Registration Statement, Preliminary Prospectus and the Prospectus, or for the period from July 1, 2007 to such specified date (to the extent possible) there were any decreases, as compared with the corresponding period in the preceding year, in total revenues or net income or in total or per unit amounts of net income or increases in operating expenses of the Company, VNG and the Operating Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative; or

(3)                                  the information included in the Registration Statement, Preliminary Prospectus and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity in all material respects with the applicable disclosure requirements of Regulation S-K; and

(i)                                     they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the

Company, VNG and the Operating Subsidiaries) set forth in the Registration Statement, Preliminary Prospectus and the Prospectus, including the information set forth under the captions “Prospectus Summary—Summary Historical and Pro Forma Consolidated Financial Data”, “Prospectus Summary—Non-GAAP Financial Measure—Adjusted EBITDA”, “Capitalization”, “Selected Historical and Pro Forma Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Prospectus, agrees with the accounting records of the Company, VNG and the Operating Subsidiaries, excluding any questions of legal interpretation; and

(ii)                                  on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement, Preliminary Prospectus and the Prospectus (the “pro forma financial statements”); carrying out certain specified procedures; inquiries of certain officials of the Company or its affiliates who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g)                                 The Company shall have requested and caused Rodefer Moss & Co, PLLC to have furnished to the Representative, at the Execution Time and at the Closing Date and any settlement date pursuant to Section 3 hereof, letters, dated respectively as of the Execution Time and as of the Closing Date and any settlement date pursuant to Section 3 hereof, in form and substance satisfactory to the Representative, confirming that it is an independent registered public accounting firm with respect to the Vanguard Parties within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and the PCAOB and stating their conclusions and findings with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)                                 Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, VNG and the Operating Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(i)                                     Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(j)                                     The Company shall have requested and caused Netherland, Sewell & Associates, Inc. to have furnished to the Representative, at the Execution Time and at the Closing Date and any settlement date pursuant to Section 3 hereof, letters, dated respectively as of the Execution Time and as of the Closing Date and any settlement date pursuant to Section 3 hereof, in form and substance satisfactory to the Representative, confirming that they are independent petroleum engineers with respect to the Company, VNG and the Operating Subsidiaries; and that they have evaluated the estimates of proved reserves and future net revenue (including discounted values thereof) attributable to interests of the Company, VNG and the Operating Subsidiaries in certain oil and gas properties as of March 31, 2007 (the “Reserve Report”) and stating in effect that:

(1)                                  they are familiar with the standards pertaining to the estimating and auditing of oil and gas reserve information promulgated by the Commission. Neither they, nor to their knowledge, any of their employees, officers or directors, own interests in any Vanguard Party or any oil and gas properties covered by the Reserve Report. They have not been employed by the Company, VNG or any Operating Subsidiary on a contingent basis;

(2)                                  in their opinion, the information relating to estimated proved reserves, estimated future net revenue from proved reserves, and present worth of estimated future net revenue from proved reserves contained in the Reserve Report has been prepared in a manner consistent with the standards and definitions pertaining to the estimating and auditing of oil and gas reserve information promulgated by the Commission. Specifically, such information has been prepared in accordance with Paragraphs 10–13, 15, and 30(a)–(b) of Statement of Financial Accounting Standards No. 69 (November 1982) of the FASB and Rules 4–10(a) (1)–(13) of Regulation S–X and Rule 302(b) of Regulation S–K of the Commission;

(3)                                  no additional information has been brought to their attention that would lead them to believe that there would be a material change in the estimates of proved reserves or future net revenues from proved reserves attributable to the interests of the Company, VNG and the Operating Subsidiaries in certain oil and gas properties covered by the Reserve Report, notwithstanding those changes that would result from a change in product prices and reductions for production since March 31, 2007; and

(4)                                  you may rely upon their Reserve Report in the same manner as if such report was addressed to you.

(k)                                  The Units shall have been approved for listing and admitted and authorized for trading on the NYSE Arca, and satisfactory evidence of such actions shall have been provided to the Representative.

(l)                                     At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A-1 hereto from Smith, Robert, Pence, Avila-Eady, each director of the Company, Nami Capital Partners, LLC, Majeed S. Nami Personal Endowment and Majeed S. Nami Irrevocable Trust and the Private Investors other than the Lehman Brothers MLP Opportunity Fund L.P., in each case addressed to the Representative. At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A-2 hereto from Lehman Brothers MLP Opportunity Fund L.P. addressed to the Representative

(m)                               The Representative shall have received evidence reasonably satisfactory that each of the transactions contemplated by this Agreement (other than the offering of the Units), has occurred or will occur as of the Closing Date on substantially the terms described in the Disclosure Package and the Prospectus.

(n)                                 The Representative shall have received from the Vanguard Parties such additional documents and certificates as the Representative or counsel for the Underwriters may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of, counsel for the Underwriters, at Andrews Kurth LLP, 600 Travis St., Suite 4200, Houston, Texas 77002, on the Closing Date and any settlement date pursuant to Section 3 hereof.

7.                                       Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, in the case of a termination pursuant clauses (i) or (ii)(a) of Section 10 or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units; provided, however, that in the case of a termination pursuant to either of clauses (ii)(b) or (ii)(c) of Section 10, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for one half of all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8.                                       Indemnification and Contribution. (a)  The Vanguard Parties jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Vanguard Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Vanguard Parties may otherwise have.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Vanguard Parties, each of their managers, each of their officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Vanguard Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Underwriters severally confirm and the Vanguard Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Units, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c)                                  Each of the Vanguard Parties agrees, jointly and severally, to indemnify and hold harmless Lehman Brothers Inc., the directors, officers, employees and agents of Lehman Brothers Inc. and each person who controls Lehman Brothers Inc. within the meaning of either the Act or the Exchange Act (“Pertinent Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) were caused by the failure of any Directed Unit Participant to pay for and accept delivery of the Directed Units that, following the Execution Time, were subject to a properly confirmed agreement to purchase or (ii) are related to, arising out of, or in connection with the Directed Unit Program, except that this clause (ii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Pertinent Entities.

(d)                                 Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. If the indemnifying party is obligated pursuant to this Section 8(c) to bear the reasonable fees, costs and expenses of separate counsel for the indemnified party, the indemnified party shall not, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution is sought hereunder. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Lehman Brothers Inc., together with in each case the directors, officers, employees and agents thereof, and all persons, if any, who control the same within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Unit Program.

(e)                                  In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Vanguard Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Vanguard Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Vanguard Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Vanguard Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Vanguard Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Vanguard Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Vanguard Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Vanguard Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each manager of the Company shall have the same rights to contribution as the Vanguard Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                                       Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.                                 Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Company’s Common Units shall have been suspended by the Commission or the NYSE Arca or (ii) after the Effective Date any of the following shall have occurred: (a) trading in securities generally on the NYSE Arca shall have been suspended or limited or minimum prices shall have been established on such Exchange, (b) a banking moratorium shall have been declared either by Federal or New York State authorities or (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the

Representative, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11.                                 Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Vanguard Parties or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Vanguard Parties or any of the officers, directors, managers, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Section 7 and Section 8 hereof shall survive the termination or cancellation of this Agreement.

12.                                 Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel; or, if sent to the Vanguard Parties, will be mailed, delivered or telefaxed to Vanguard Natural Resources, LLC, Attention: Scott W. Smith, Chief Executive Officer, 7700 San Felipe, Suite 425, Houston, Texas 77063 (fax no.: 832-327-2260).

13.                                 Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, managers, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.                                 No fiduciary duty. The Vanguard Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or any of the other Vanguard Parties and (c) the engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Vanguard Parties agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any of the other Vanguard Parties on related or other matters). The Vanguard Parties agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Vanguard Parties in connection with such transaction or the process leading thereto.

15.                                 Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Vanguard Parties and Nami and the Underwriters, or any of them, with respect to the subject matter hereof.

16.                                 Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.                                 Waiver of Jury Trial. The Vanguard Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated herein.

18.                                 Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.                                 Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20.                                 Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Statutory Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Statutory Prospectus” shall mean the preliminary prospectus relating to the Units that is included in the Registration Statement relating to the Units immediately prior to the Execution Time, including any document that is incorporated by reference therein.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Vanguard Parties and the several Underwriters.

Very truly yours,

Vanguard Natural Resources, LLC

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	President and Chief Executive Officer

Ariana Energy, LLC
By:	Vanguard Natural Gas, LLC
its Sole Member

	By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
	Title:	Manager

Trust Energy Company, LLC
By:	Vanguard Natural Gas, LLC
its Sole Manager

	By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
	Title:	Manager

Vanguard Natural Gas, LLC

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	Manager

SIGNATURE PAGE

UNDERWRITING AGREEMENT

VANGUARD NATURAL RESOURCES, LLC

VNR Holdings, LLC
By:	Vanguard Natural Gas, LLC
its Sole Member

	By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
	Title:	Manager

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.

By:	/s/ John C. Bishop
	Name:	John C. Bishop
	Title:	Vice President

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Units to be Purchased

Citigroup Global Markets Inc.	2,546,250
Lehman Brothers Inc.	1,018,500
A.G. Edwards & Sons, Inc.	636,563
Wachovia Capital Markets, LLC	636,563
Jefferies & Company, Inc.	254,624
BNP Paribas Securities Corp.	157,500

Total	5,250,000

SCHEDULE II

SCHEDULE OF FOREIGN QUALIFICATIONS

Vanguard Natural Resources, LLC	Texas and Kentucky
Vanguard Natural Gas, LLC	None
VNR Holdings, LLC	Texas and Kentucky
Trust Energy Company, LLC	None
Ariana Energy, LLC	Kentucky

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Electronic Road Show on www.netroadshow.com and www.retailroadshow.com.

SCHEDULE IV

ASSIGNMENT AGREEMENTS

All Proved Developed, Proved Undeveloped (“PUD”) and All Other Strata

1.               Assignment of Oil and Gas Interests effective as of January 5, 2007 from AE to VEE of an undivided 60% of AE’s working interest in all the AE PUD properties.

2.               Assignment of Oil and Gas Interests effective as of January 5, 2007 from TEC to VEE of an undivided 60% of TEC’s working interest in certain of the TEC PUD properties.

3.               Termination and Reconveyance effective as of January 5, 2007 between TEC and VEE, terminating the Assignment of Oil and Gas Interests effective January 5, 2007 from TEC to VEE of an undivided 60% of TEC’s working interest in certain of the TEC PUD properties.

4.               Corrected Assignment of Oil and Gas Interests effective January 5, 2007 from TEC to VEE of an undivided 60% of TEC’s working interest in certain of the TEC PUD properties.

5.               Assignment and Bill of Sale effective as of January 5, 2007 from NRC to TEC of all of NRC’c interest in oil and gas producing leasehold interests in Kentucky, except the oil and gas leases associated with the Asher litigation as described on Schedule 3.1 (p) to this Agreement.

6.               Assignment and Bill of Sale effective as of January 5, 2007 from NRC to TEC of all of NRC’s interest in certain PD, PUD and other Strata.

Non-AMI Leases

7.               Assignment and Bill of Sale effective as of January 5, 2007 from AE to VEE of all interests and assets not within the Tennessee AMI established between the parties.

8.               Termination and Reconveyance effective as of January 5, 2007 between AE and VEE, terminating the Assignment and Bill of Sale effective as of January 5, 2007 from AE to VEE of AE’s interest and assets not within the Tennessee AMI established by the Parties.

9.               Corrected Assignment and Bill of Sale effective as of January 5, 2007 from AE and VEE of AE’s interest and assets not within the Tennessee AMI established by the Parties.

10.         Assignment and Bill of Sale effective as of January 5, 2007 from NRC to VEE of all interests and assets not within the Kentucky AMI established between the parties.

Midstream Assets

11.         Assignment and Bill of Sale effective as of January 5, 2007, from TEC to VEG of TEC’s interest in any midstream assets held by TEC in Kentucky.

12.         Assignment and Bill of Sale effective as of January 5, 2007, from NRC to VEG of NRC’s interest in any midstream assets held by NRC in Kentucky.

13.         Assignment and Bill of Sale effective as of January 5, 2007 from AE to VEG of AE’s interest in any midstream assets held by AE in Tennessee.

Operating Assets

14.         Assignment and Bill of Sale effective as of January 5, 2007, from TEC to VEO of TEC’s interest in any operating assets held by TEC in Kentucky.

15.         Termination and Reconveyance effective as of January 5, 2007, between TEC and VEO, terminating the Assignment and Bill of Sale effective January 5, 2007 from TEC to VEO of TEC’s interest in any operating assets held by TEC in Whitley County, Kentucky (Whitley County, Kentucky only).

16.         Corrected Assignment and Bill of Sale effective as of January 5, 2007 from TEC to VEO of TEC’s interest in any operating assets held by TEC in Whitley County, Kentucky (Whitley County, Kentucky only).

17.         Assignment and Bill of Sale effective as of January 5, 2007, from NRC to VEO of NRC’s interest in any operating assets held by NRC in Kentucky.

18.         Assignment and Bill of Sale effective as of January 5, 2007 from AE to VEO of AE’s interest in any operating assets held by AE in Tennessee.

Other PUD Strata

19.         Assignment of Oil and Gas Interests effective as of January 5, 2007 from TEC to VEE of TEC’s interest in certain other PUD Strata in Kentucky.

20.         Termination and Reconveyance effective January 5, 2007 between TEE and VEE, terminating the Assignment of Oil and Gas Interests effective January 5, 2007 from TEC to VEE of TEC’s interest in certain other PUD Strata in Kentucky.

21.         Corrected Assignment of Oil and Gas Interests effective January 5, 2007 from TEC to VEE of TEC’s interest in certain other PUD Strata in Kentucky and Tennessee.

22.         Assignment of Oil and Gas Interests effective as of January 5, 2007 from AE to VEE of AE’s interest in certain other PUD Strata in Tennessee.

Non-Producing Wells

23.         Assignment of Oil and Gas Interests effective as of January 5, 2007 from AE to VEE of all of AE’s interest in certain non-producing wells in Tennessee.

24.         Termination and Reconveyance effective as of January 5, 2007 between AE and VEE, terminating the Assignment of Oil and Gas Interests effective as of January 5, 2007 from AE to VEE of AE’s interest in certain non-producing wells in Tennessee.

25.         Assignment of Oil and Gas Interests effective as of January 5, 2007 from TEC to VEE of TEC’s interest in certain non-producing wells in Kentucky.

26.         Termination of Reconveyance effective January 5, 2007 between TEC and VEE, terminating the Assignment of Oil and Gas Interests effective January 5, 2007 from TEC to VEE of TEC’s interest in certain non-producing wells in Kentucky.

27.         Corrected Assignment of Oil and Gas Interests effective January 5, 2007 from TEC to VEE of TEC’s interest in certain non-producing wells in Kentucky.

28.         Assignment of Oil and Gas Interests effective January 5, 2007, from NRC to VEE of NRC’s interest in certain non-producing wells in Kentucky.

Member Interests

29.         Contribution Agreement effective as of April 18, 2007 from Nami Capital Partners, LLC to the Company of Nami Capital Partner’s 36.044% member interest in the Operating Company to the Company in exchange for 1,171,430 Common Units.

30.         Contribution Agreement effective as of April 18, 2007 from the Majeed S. Nami Irrevocable Trust dated 11. January 2007 to the Company of such trust’s 34.062% member interest in the Operating Company to the Company in exchange for 1,107,015 Common Units.

31.         Contribution Agreement effective as of April 18, 2007 from the Majeed S. Nami Personal Endowment Fund to the Company of such fund’s 29.894% member interest in the Operating Company to the Company in exchange for 971,555 Common Units.

EXHIBIT A-1

[Letterhead of officer, manager or major limited liability company interest holder of
Vanguard Natural Resources, LLC]

Vanguard Natural Resources, LLC

Public Offering of Common Units
Representing Limited Liability Company Interests

[                ] , 2007

Citigroup Global Markets Inc.
As Representative of the several Underwriters,
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of common units (the “Common Units”) representing limited liability company interests of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days (the “Lock-Up Period”) after the date of the Underwriting Agreement.

Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company or any subsidiary thereof occurs or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Citigroup Global Markets Inc. waives such extension in writing.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

The undersigned hereby represents and warrants that the undersigned has full power and authority to execute this letter and that, upon the request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

[Name]
[Title]

Dated:	, 2007

EXHIBIT A-2

[Letterhead of officer, manager or major limited liability company interest holder of
Vanguard Natural Resources, LLC]

Vanguard Natural Resources, LLC

Public Offering of Common Units
Representing Limited Liability Company Interests

[               ] , 2007

Citigroup Global Markets Inc.
As Representative of the several Underwriters,
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), and you as representative of a group of Underwriters named therein, relating to an underwritten public offering (the “Offering”) of common units (the “Common Units”) representing limited liability company interests of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., sell during the Offering, or offer, sell, contract to sell, transfer, assign, pledge, hypothecate or otherwise dispose of the 1,145,000 Common Units the undersigned owns (the “Locked-Up Units”), (or enter into any hedging, short sale, derivative, put, or call transaction with respect to the Locked-Up Units that would result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, of the securities by any person for a period of 180 days (the “Lock-Up Period”) immediately following the date of effectiveness or commencement of sales of the Offering in accordance with NASD Rule 2710(g).

Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company or any subsidiary thereof occurs or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Citigroup Global Markets Inc. waives such extension in writing.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

The undersigned hereby represents and warrants that the undersigned has full power and authority to execute this letter and that, upon the request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

LEHMAN BROTHERS MLP OPPORTUNITY
FUND L.P.

		By:	, its general
partner

[Name]
[Title]

Dated:	, 2007

EXHIBIT B-1

FORM OF OPINION OF VINSON & ELKINS LLP

1.                                       each of the Company and VNR Holdings has been duly formed and is validly existing in good standing as a limited liability company under the laws of State of Delaware, with full limited liability company power and authority to own, lease and operate its properties and to conduct the business in which it is engaged and to enter into and perform its obligations under the Agreement, Company LLC Agreement, VNR Holdings LLC Agreement and the Omnibus Agreement, and is duly registered or qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction set forth opposite its name on Schedule II;

2.                                       The Company indirectly owns 100% of the outstanding limited liability company interests of VNR Holdings; all such limited liability company interests have been duly authorized and validly issued in accordance with the VNR Holdings LLC Agreement and are fully paid (to the extent required in the VNR Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Company directly or indirectly owns all such limited liability company interests, free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interest, charge or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the applicable provisions of the Delaware LLC Act;

3.                                       Other than the Units, the Company has no limited liability company interests issued and outstanding other than the following:

(A)                              the 1,171,430 Common Units held of record by Nami Capital Partners, LLC;

(B)                                the 971,555 Common Units held of record by the Majeed S. Nami Personal Endowment;

(C)                                the 1,107,015 Common Units held of record by the Majeed S. Nami Irrevocable Trust;

(D)                               2,290,000 Common Units collectively held of record by the Private Investors; and

(E)                                 the 420,000 Class B Units held of record by Smith, Robert, Pence and Avila-Eady.

All of such Common Units and Class B Units and the limited liability company interests represented thereby have been duly authorized, issued and delivered pursuant to the Company LLC Agreement and are validly issued, fully paid (to the extent required in the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Nami Capital Partners, LLC, the Majeed S. Nami Personal Endowment and the Majeed S. Nami Irrevocable Trust own such Common Units free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interest, charge or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any of Nami Capital Partners, LLC, the Majeed S. Nami Personal Endowment or the Majeed S. Nami Irrevocable Trust as debtors is on file with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act; such Common Units and the Class B Units conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

4.                                       the Units to be issued and sold by the Company to the Underwriters pursuant to the Agreement have been duly authorized by the Company LLC Agreement and, when issued and delivered to and paid for by the Underwriters in accordance with the Agreement and the Company LLC Agreement, will be validly issued, fully paid (to the extent required in the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); the Units when issued and delivered against payment therefor in accordance with the Agreement will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus;

5.                                       (A) except as described in the Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of any of the Company or VNR Holdings; (B) except as described in the Disclosure Package and the Prospectus, to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for limited liability company interests of or ownership interests in the Company or VNR Holdings are outstanding; and (C) to the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Vanguard Parties, in each case with respect to clauses (A) and (C), under the Company LLC Agreement, the Registration Rights Agreement, the Omnibus Agreement or the VNR Holdings LLC Agreement and the Delaware LLC Act;

6.                                       to the knowledge of such counsel, there is no pending or threatened action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Vanguard Parties or its or their property of a character required to be disclosed in the Registration Statement which is not disclosed in the Preliminary Prospectus and the Prospectus, and to the knowledge of such counsel, there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required by the Act; and the statements included in the Preliminary Prospectus and the Prospectus under the headings “Prospectus Summary—The Offering,” “How We Make Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview – Reserve-Based Credit Facility,” “Business—Operations—Environmental Matters and Regulation,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Units,” “The Limited Liability Company Agreement” and “Material Tax Consequences” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects;

7.                                       the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission and the Registration Statement and the Prospectus (other than the financial statements and other financial, reserve and statistical information contained therein, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

8.                                       the Agreement has been duly authorized and validly executed and delivered by each of the Company and VNR Holdings;

9.                                       the Company has all necessary limited liability company power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in the Agreement and the Company LLC Agreement;

10.                                 each of the Operative Agreements to which each of the Company or VNR Holdings is a party has been duly authorized, executed and delivered by each of the Company or VNR Holdings that is a party thereto;

11.                                 assuming the due authorization, execution and delivery by each party thereto other than the Company and VNR Holdings, each of the Company LLC Agreement, the VNR Holdings LLC Agreement and the Omnibus Agreement constitutes a valid and legally binding agreement of the Company and VNR Holdings that are a party thereto, enforceable against each of Company and VNR Holdings in accordance with their respective terms; provided that with respect to each of the Company LLC Agreement, the VNR Holdings LLC Agreement and the Omnibus Agreement, the enforceability thereof may be limited (a) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing and (c) in the case of the enforceability of equitable rights and remedies provided for in such agreements, equitable defenses and judicial discretion;

12.                                 assuming the due authorization, execution and delivery by each party thereto other than the Company and VNR Holdings, and assuming that each such party had or has the power and authority under the laws of their state of formation to enter into and perform the Omnibus Agreement, such agreement constitutes a valid and legally binding agreement of each of VNG, TEC and AE, enforceable against each of VNG, TEC and AE in accordance with their respective terms; provided that with respect to the Omnibus Agreement, the enforceability thereof may be limited (a) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing and (c) in the case of the enforceability of equitable rights and remedies provided for in such agreement, equitable defenses and judicial discretion;

13.                                 none of the Vanguard Parties is and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended;

14.                                 except such as is required under the Act, the Exchange Act and applicable state securities or “Blue Sky” laws or as expressly contemplated by the Company LLC Agreement or VNR Holdings LLC Agreement, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the execution, delivery and performance of the Agreement or any of the Company LLC Agreement, VNR Holdings LLC Agreement and the Omnibus Agreement by any of the Company or VNR Holdings that is a party thereto and the consummation of the transactions contemplated by the Agreement and in the Disclosure Package and Prospectus;

15.                                 none of the offering, issuance or sale of the Units, the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, the execution, delivery or performance of the Agreement or any of the Company LLC Agreement, VNR Holdings LLC Agreement and the Omnibus Agreement by either of the Company or VNR Holdings that is a party thereto or the consummation of any of the transactions contemplated therein, conflict or will conflict with, result or will result in, a breach, violation of or a default under (or an event that, with notice or lapse of time or both would constitute such an event), or imposition of any lien, charge or encumbrance upon any property or assets of either of the Company or VNR Holdings pursuant to, (i) the certificate of formation, limited liability company agreement, or other organizational documents of any of the Company or VNR Holdings, (ii) the terms of any agreement or instrument filed as an exhibit to the Registration Statement, (iii) the Delaware LLC Act, the laws of the State of Texas or federal law, or (iv) any judgment, order or decree known to such counsel of any Texas, federal or Delaware court, governmental agency or body having jurisdiction over any of the Company and VNR Holdings or any of their properties or assets, excluding those breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), that would not reasonably be expected to have a Material Adverse Effect or could not materially impair the ability of any of the Company and VNR Holdings to perform their obligations under this Agreement or any of the Company LLC Agreement, VNR Holdings LLC Agreement and Omnibus Agreement; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws, tax laws or antifraud laws;

16.                                 the opinion of Vinson & Elkins LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Vanguard Parties and Vinland Parties and the independent public accountants of the Company and your representatives, at which the contents of the Registration

Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that (A) the Registration Statement (other than (i) the financial statements and related schedules, including the notes thereto and auditor’s report thereon, and (ii) the other information of a financial or reserve nature included in the Registration Statement as to which such counsel need not comment), as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that the Disclosure Package (other than (i) the financial statements and related schedules, including the notes thereto and auditor’s report thereon, and (ii) the other information of a financial or reserve nature included in the Disclosure Package as to which such counsel need not comment), as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) that the Prospectus (other than (i) the financial statements and related schedules, including the notes thereto and auditor’s report thereon, and (ii) the other information of a financial or reserve nature included in the Prospectus as to which such counsel need not comment), as of its date and on the Closing Date or any other settlement date pursuant to Section 3 of the Agreement, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT B-2

FORM OF OPINION OF WYATT, TARRANT & COMBS LLP

1.                                       each of VNG, AE and TEC has been duly formed or incorporated, as the case may be, and is validly existing in good standing as a limited liability company under the laws of their state of formation, with full limited liability company or corporate, as the case may be, power and authority to own, lease and operate its properties and to conduct its business in which it is engaged and to enter into and perform it obligations under the Agreement and the Operative Agreements other than the Company LLC Agreement, VNR Holdings LLC Agreement, Purchase Agreement and Registration Rights Agreement (the “Covered Agreements”) (the “Covered Agreements”), and is duly registered or qualified to do business as a foreign limited liability company or corporation, as the case may be, and is in good standing under the laws of each jurisdiction which requires such registration or qualification;

2.                                       the Company owns directly 100% of the limited liability company interests in VNG; such limited liability company interests have been duly authorized and validly issued in accordance with its limited liability company agreement and are fully paid (to the extent required in such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by the applicable provisions of the limited liability company law applicable to VNG); and the Company directly owns such limited liability company interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interest, charge or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the applicable provisions of the limited liability company law applicable to VNG;

3.                                       The Company indirectly owns 100% of the outstanding limited liability company interests of each of AE and TEC; all such limited liability company interests have been duly authorized and validly issued in accordance with the respective Operating Subsidiary LLC Agreements and are fully paid (to the extent required in the applicable Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by the applicable provisions of the limited liability company law applicable to each of AE and TEC); and the Company directly or indirectly owns all such limited liability company interests, free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interest, charge or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the Commonwealth of Kentucky naming VNG as debtor is on file in the office of the Secretary of State of the Commonwealth of Kentucky, (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the applicable provisions of the respective limited liability company laws applicable to each of AE and TEC or (C) except for such liens as may be imposed or permitted under the Credit Agreement;

4.                                       the Agreement has been duly authorized and validly executed and delivered by each of VNG, AE and TEC;

5.                                       each of the Covered Agreements to which any of the Vanguard Parties and Vinland Entities (other than the Company or VNR Holdings) is a party has been duly authorized, executed and delivered by each of the Vanguard Parties and Vinland Entities (other than the Company or VNR Holdings) that is a party thereto;

6.                                       assuming the due authorization, execution and delivery by each of the Company, VNR Holdings and each other party thereto other than VNG, AE and TEC and the Vinland Parties, each of the Covered Agreements constitutes a valid and legally binding agreement of VNG, AE, TEC and the Vinland Parties party thereto, enforceable against each of VNG, AE, TEC and the Vinland Parties in accordance with their respective terms; provided that with respect to each of the Covered Agreements, the enforceability thereof may be limited (a) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing and (c) in the case of the enforceability of equitable rights and remedies provided for in such agreements, equitable defenses and judicial discretion;

7.                                       (A) except as described in the Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of any of VNG, AE or TEC; (B) except as described in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for limited liability company interests of or ownership interests in VNG, AE and TEC are outstanding; and (C) to the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Vanguard Parties, in each case with respect to clauses (A) and (C), under their respective Operating Subsidiary LLC Agreements and the respective laws of the states of formation for each of VNG, AE and TEC;

8.                                       none of the Vanguard Parties other than the Company and VNR Holdings is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of (i) any provision of its certificate of formation, limited liability company agreement or other organizational documents, (ii) to the knowledge of such counsel, the terms of any agreement or instrument filed as an exhibit to the Registration Statement to which it is a party or bound or to which its property is subject, or (iii) to the knowledge of such counsel, any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over the Vanguard Parties other than the Company and VNR Holdings or any of its properties, as applicable. To the knowledge of the such counsel, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Vanguard Parties other than the Company and VNR Holdings is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default would, if continued, have a Material Adverse Effect; and to the knowledge of the such counsel, no party to any such agreement has asserted that any of the Vanguard Parties other than the Company and VNR Holdings as a party thereto is in default under any such agreement except as disclosed in the Preliminary Prospectus and Prospectus;

9.                                       no consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the execution, delivery and performance of any of the Covered Agreements by any of the Vanguard Parties or Vinland Entities other than the Company and VNR Holdings (each, a “Covered Entity”) that is a party thereto and the consummation of the transactions contemplated by the Agreement and in the Disclosure Package and Prospectus, except in each case for such consents, approvals, authorizations, filing or orders (i) as have been obtained, (ii) as may be made by the Company under the Act, the Exchange Act and applicable state securities or “Blue Sky” laws, as to which such counsel need not express an opinion, (iii) as may be required pursuant the statutes and regulations of the Commonwealth of Kentucky or the State of Tennessee relating to the licensing, transfer or operation of oil and/or gas wells, as to which such counsel need not express an opinion, or (iv) the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect;

10.                                 none of the offering, issuance or sale of the Units, the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, the execution, delivery or performance of the Agreement or any of the Covered Agreements by any Covered Entity that is a party thereto or the consummation of any of the transactions contemplated therein, conflict or will conflict with, result or will result in, a breach, violation of or a default under (or an event that, with notice or lapse of time or both would constitute such an event), or imposition of any lien, charge or encumbrance upon any property or assets of any Covered Entity pursuant to, (i) the certificate of formation, limited liability company agreement, or other organizational documents of any Covered Entity, (ii) the terms of any agreement or instrument filed as an exhibit to the Registration Statement to which any Covered Entity is a party or bound or to which their property is subject, (iii) any statute, law, rule, regulation in federal law or the laws of the Commonwealth of Kentucky or the State of Tennessee, or (iv) any judgment, order or decree known to such counsel that is applicable to any Covered Entity of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any Covered Entity or any of their properties, which breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv) would reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the Covered Entities to perform their obligations under this Agreement or any of the Covered Agreements; and

11.                                 to the knowledge of such counsel, there is no pending or threatened action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Vanguard Parties or its or their property of a character required to be disclosed in the Registration Statement which is not disclosed in the Preliminary Prospectus and the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required by the Act; and the statements included in the Preliminary Prospectus and the Prospectus under the headings “Business—Operations—Environmental Matters and Regulation,” and “Business—Operations—Legal Proceedings,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.